As filed with the Securities and Exchange Commission on September 28, 2001

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BTG, INC.
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

54-1194161
(IRS employer identification number)

3877 Fairfax Ridge Road
Fairfax, Virginia 22030
(703) 383-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal
executive offices)
________________________
BTG, Inc. 1995 Employee Stock Option Plan
BTG, Inc. Amended and Restated Employee Stock Purchase Plan
(Full title of the Plans)
________________________

Edward H. Bersoff
c/o BTG, Inc.
3877 Fairfax Ridge Road
Fairfax, Virginia 22030
(703) 383-8000

(Name, address and telephone number of Agent for Service)

Copy to:
Joseph G. Connolly, Jr.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600
________________________

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of securities	to be	Offering Price	Aggregate Offering	Registration
to be registered	Registered	per Share (1)	Price (1)	Fee
Common Stock, no par value	200,000 (2)	$12.13	$2,426,000	$607

Common Stock, no par value	500,000 (3)	$12.13	$6,065,000	$1,516

Total:	700,000	$12.13	$8,491,000	$2,123

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sales prices per share of the Company’s Common Stock, no par value (“Common Stock”) on September 27, 2001, as reported on the NASDAQ National Market.

(2)	Represents shares of Common Stock issuable pursuant to the Amended and Restated Employee Stock Purchase Plan of BTG, Inc.

(3)	Represents shares of Common Stock issuable pursuant to the 1995 Employee Stock Option Plan, as amended, of BTG, Inc.

EXPLANATORY NOTE

      This registration statement registers 500,000 additional shares of the Common Stock of BTG, Inc. (the “Company”) that may be issued pursuant to the Company’s 1995 Employee Stock Option Plan and 200,000 additional shares of Common Stock that may be issued pursuant to the Company’s Amended and Restated Employee Stock Purchase Plan for which two registration statements on Form S-8 previously have been filed and are effective. This registration statement hereby incorporates by reference the contents of these earlier registration statements on Form S-8 (File Nos. 33-97302 and 333-10473).

      Upon filing of this registration statement, the total number of authorized shares to be issued under the Company’s 1995 Employee Stock Option Plan will be 1,750,000 and the total number of authorized shares to be issued under the Company’s Amended and Restated Employee Stock Purchase Plan will be 600,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                       Exhibits.

Exhibit
Number	Description

4.1	Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit Nos. 3.1 and 3.2 to the Company’s Report on Form 10-Q for the quarter ended September 30, 1997).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit No. 3.4 to the Company’s Registration Statement on Form S-1 (File No. 33-85854)).

4.3	BTG, Inc. 1995 Employee Stock Option Plan.

4.4	BTG, Inc. Amended and Restated Employee Stock Purchase Plan.

5	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).

23.2	Consent of KPMG LLP.

23.3	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included as part of the signature pages hereof).

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Virginia, on September 28, 2001.

BTG, INC.

By:	/s/ Edward H. Bersoff

Edward H. Bersoff
Chairman of the Board,
President and Chief Executive Officer

POWER OF ATTORNEY

      Know all men by these presents, that each individual whose signature appears below constitutes and appoints Edward H. Bersoff, Thomas W. Weston, Jr., and Deborah Fox, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement (the “Registration Statement”) relating to a registration of shares of common stock on Form S-8 and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 28th day of September, 2001:

/s/ Edward H. Bersoff	Chairman of the Board, President and Chief Executive
Edward H. Bersoff	Officer (principal executive officer)

/s/ Thomas W. Weston, Jr.	Senior Vice President and Chief Financial Officer
Thomas W. Weston, Jr.	(principal financial officer & principal accounting officer)

/s/ Ruth M. Davis	Director
Ruth M. Davis

/s/ Neal B. Freeman	Director
Neal B. Freeman

/s/ Alan G. Merten	Director
Alan G. Merten

/s/ Raymond Tate	Director
Raymond Tate

/s/ Ronald L. Turner	Director
Ronald L. Turner

/s/ Donald M. Wallach	Director
Donald M. Wallach

/s/ Earle C. Williams	Director
Earle C. Williams

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit Nos. 3.1 and 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit No. 3.4 to the Company’s Registration Statement on Form S-1 (File No. 33-85854)).

4.3	BTG, Inc. 1995 Employee Stock Option Plan.

4.4	BTG, Inc. Amended and Restated Employee Stock Purchase Plan.

5	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).

23.2	Consent of KPMG LLP.

23.3	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included as part of the signature pages hereof).